UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):   July 27, 2005

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114

(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a Material Definitive Agreement.

        On July 27, 2005, the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2004 Stock Incentive Plan (the “Plan”). The Amendment modifies the plan to, among other things:

  Designate certain Company officers who are authorized to determine individuals who may be granted awards under the Plan and to determine the number of shares received by such individuals, as previously approved by the Compensation Committee of the Board of Directors; and
  Provide a procedure for the exercise of options under the Plan.

        In addition, the Amendment provides that to the extent options, stock appreciation rights or other stock-based awards under the Plan are subject to restrictions, such options, stock appreciation rights and other stock-based awards shall vest in whole shares only, and holders shall not be deemed to be vested in any fractional shares, regardless of any provision to the contrary in any individual award agreement.

        A copy of the Plan, as amended and restated, is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan, as amended and restated effective July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: August 2, 2005	By:	/s/ Tina Klocke
Name:	Tina Klocke
Title:	Chief Financial Bear, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan, as amended and restated effective July 27, 2005

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